Exhibit 10.3
DAWSON GEOPHYSICAL COMPANY
2006 STOCK AND PERFORMANCE INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT
          This Restricted Stock Agreement (“Agreement”) between DAWSON GEOPHYSICAL COMPANY (the “Company”) and                      (the “Participant”), an employee of the Company or one of its Subsidiaries, regarding an award (“Award”) of                      shares of Common Stock (as defined in the Dawson Geophysical Company 2006 Stock and Performance Incentive Plan (the “Plan”), such Common Stock comprising this Award referred to herein as “Restricted Stock”) awarded to the Participant on                      (the “Award Date”), such number of shares subject to adjustment as provided in the Plan, and further subject to the terms and conditions set forth herein.
     1. Relationship to Plan.
          This Award is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Company’s Compensation Committee (the “Committee”) and are in effect on the date hereof. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan. For purposes of this Agreement:
     (a) “Cause” means:
     (i) unacceptable or inadequate performance as determined by the Company, including but not limited to failure to perform the Participant’s job at a level or in a manner acceptable to the Company;
     (ii) misconduct, dishonesty, acts detrimental or destructive to the Company or any Subsidiary or to any employees or property of the Company or any Subsidiary; or
     (iii) violation of any policies of the Company.
     (b) “Change of Control” means
     (i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the total voting power of the Company’s then outstanding securities;
     (ii) the individuals who were members of the Board of Directors of the Company (the “Board”) immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board following such election unless a majority of the new members of the Board were recommended or approved by majority vote of the members of the Board immediately prior to such shareholder meeting;

     (iii) the Company shall have merged into or consolidated with another corporation, or merged another corporation into the Company, on a basis whereby less than fifty percent (50%) of the total voting power of the surviving corporation is represented by shares held by former shareholders of the Company prior to such merger or consolidation; or
     (iv) the Company shall have sold, transferred or exchanged all, or substantially all, of its assets to another corporation or other entity or person.
     (c) “Disability” means illness or other incapacity which prevents the Participant from continuing to perform the duties of his job for a period of more than three months.
     (d) “Employment” means employment with the Company or any of its Subsidiaries.
     (e) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     2. Vesting Schedule.
     (a) This Award shall vest in accordance with the following schedule:
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Shares of Restricted Stock shall vest as of any particular date only with respect to a whole number of shares.
     (b) All shares of Restricted Stock subject to this Award shall vest, irrespective of the limitations set forth in subparagraph (a) above, provided that the Participant has been in continuous Employment since the Award Date, upon the occurrence of:
     (i) a Change of Control;
     (ii) the Participant’s termination of Employment due to death or Disability; or
     (iii) the Participant’s termination of Employment by the Company or a Subsidiary for reasons other than Cause.

     3. Forfeiture of Award.
          Except as provided in any other agreement between the Participant and the Company, if the Participant’s Employment terminates other than by reason of Participant’s death, Disability, or termination by the Company or a Subsidiary other than for Cause, all unvested Restricted Stock as of the termination date shall be forfeited.
     4. Escrow of Shares.
          During the period of time between the Award Date and the earlier of the date the Restricted Stock vests or is forfeited (the “Restriction Period”), the Restricted Stock shall be registered in the name of the Participant and held in escrow by the Company, and the Participant agrees, upon the Company’s written request, to provide a stock power endorsed by the Participant in blank. Any certificate shall bear a legend as provided by the Company, conspicuously referring to the terms, conditions and restrictions described in this Agreement. Upon termination of the Restriction Period, a certificate representing such shares shall be delivered upon written request to the Participant as promptly as is reasonably practicable following such termination.
     5. Dividends and Voting Rights.
          The Participant is entitled to receive all dividends and other distributions made with respect to Restricted Stock registered in his name and is entitled to vote or execute proxies with respect to such registered Restricted Stock, unless and until the Restricted Stock is forfeited.
     6. Delivery of Shares.
          The Company shall not be obligated to deliver any shares of Common Stock if counsel to the Company determines that such sale or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Stock is listed or quoted. The Company shall in no event be obligated to take any affirmative action in order to cause the delivery of shares of Common Stock to comply with any such law, rule, regulation or agreement.
     7. Notices.
          Unless the Company notifies the Participant in writing of a different procedure, any notice or other communication to the Company with respect to this Award shall be in writing and shall be:
     (a) by registered or certified United States mail, postage prepaid, to Dawson Geophysical Company, Attn: Corporate Secretary, 508 West Wall, Suite 800, Midland, Texas 79701; or
     (b) by hand delivery or otherwise to Dawson Geophysical Company, Attn: Corporate Secretary, 508 West Wall, Suite 800, Midland, Texas 79701.

          Any notices provided for in this Agreement or in the Plan shall be given in writing and shall be deemed effectively delivered or given upon receipt or, in the case of notices delivered by the Company to the Participant, five days after deposit in the United States mail, postage prepaid, addressed to the Participant at the address specified at the end of this Agreement or at such other address as the Participant hereafter designates by written notice to the Company.
     8. Assignment of Award.
          Except as otherwise permitted by the Committee, the Participant’s rights under the Plan and this Agreement are personal; no assignment or transfer of the Participant’s rights under and interest in this Award may be made by the Participant other than by will, by beneficiary designation or by the laws of descent and distribution.
     9. Withholding.
          At the time of delivery or vesting of Restricted Stock, the amount of all federal, state and other governmental withholding tax requirements imposed upon the Company with respect to the delivery or vesting of such shares of Restricted Stock shall be remitted to the Company or provisions to pay such withholding requirements shall have been made to the satisfaction of the Committee. The Committee may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with this Award. The Participant may pay all or any portion of the taxes required to be withheld by the Company or paid by the Participant in connection with the all or any portion of this Award by delivering cash, or by electing to have the Company withhold shares of Common Stock, or by delivering previously owned shares of Common Stock, having a Fair Market Value equal to the amount required to be withheld or paid.
     10. Stock Certificates.
          Certificates representing the Common Stock issued pursuant to the Award will bear all legends required by law and necessary or advisable to effectuate the provisions of the Plan and this Award. The Company may place a “stop transfer” order against shares of the Common Stock issued pursuant to this Award until all restrictions and conditions set forth in the Plan or this Agreement and in the legends referred to in this Section 10 have been complied with.
     11. Successors and Assigns.
          This Agreement shall bind and inure to the benefit of and be enforceable by the Participant, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Participant may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted herein.
     12. No Employment Guaranteed.
          No provision of this Agreement shall confer any right upon the Participant to continued Employment with the Company or any Subsidiary.

     13. Governing Law.
          This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Texas.
     14. Amendment.
          This Agreement cannot be modified, altered or amended except by an agreement, in writing, signed by both the Company and the Participant.

DAWSON GEOPHYSICAL COMPANY

Date:	By:

Name:
Title:
          The Participant hereby accepts the foregoing Restricted Stock Agreement, subject to the terms and provisions of the Plan and administrative interpretations thereof referred to above.

PARTICIPANT:

Date: